Exhibit 99.B(j)(1)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 78 to Registration Statement No. 002-28157 on Form N-1A of our report dated May 22, 2018, relating to the financial statements and financial highlights of FPA Capital Fund, Inc. appearing in the Annual Report on Form N-CSR of FPA Capital Fund, Inc. for the year ended March 31, 2018.

/s/ Deloitte & Touche LLP

Los Angeles, California

February 21, 2020